Exhibit 10.1

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”), dated as of June 1, 2022, is entered into between Lifeloc Technologies, Inc., a Colorado corporation (“Seller”) and Probation Tracker, Inc., a Colorado corporation (“Buyer”).

RECITALS

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the rights of Seller to the Purchased Assets (as defined herein), subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
Purchase and Sale

Section 1.01 Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title and interest in the assets set forth on Schedule A attached hereto (the “Purchased Assets”), free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance (“Encumbrance”).

Section 1.02 No Liabilities. Buyer shall not assume any liabilities or obligations of Seller of any kind, whether known or unknown, contingent, matured or otherwise, whether currently existing or hereinafter created.

Section 1.03 Purchase Price. The aggregate purchase price for the Purchased Assets shall be $1,250,000 (the “Purchase Price”). The Buyer shall pay the Purchase Price to Seller at the Closing (as defined herein) in the form of 1,250,000 shares of the Buyer’s Redeemable Preferred Stock (as defined in Section 5.04 below).

ARTICLE II
Closing

Section 2.01 Closing. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place through virtual exchange of executed documents after all of the conditions to Closing set forth in ARTICLE VI are either satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), or at such other time, date or place as Seller and Buyer may mutually agree upon in writing. The date on which the Closing is to occur is herein referred to as the “Closing Date”.

Section 2.02 Closing Deliverables.

(a) At the Closing, Seller shall deliver to Buyer the following:

(i) a bill of sale in form and substance satisfactory to Buyer (the “Bill of Sale”) and duly executed by Seller, transferring the Purchased Assets to Buyer;

(ii) assignments in form and substance satisfactory to Buyer (the “Intellectual Property Assignments” and, together with the Bill of Sale, the “Transaction Documents”) and duly executed by Seller, transferring all of Seller’s right, title and interest in and to the Purchased IP (as defined herein) to Buyer; and

(iii) such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to this Agreement.

(b) At the Closing, Buyer shall deliver to Seller a Redeemable Preferred Stock Certificate representing full payment of the Purchase Price and the Transaction Documents duly executed by Buyer.

ARTICLE III
Representations and warranties of seller

Seller represents and warrants to Buyer that the statements contained in this ARTICLE III are true and correct as of the date hereof. For purposes of this ARTICLE III, “Seller’s knowledge,” “knowledge of Seller” and any similar phrases shall mean the actual or constructive knowledge of any director or officer of Seller, after due inquiry.

Section 3.01 Organization and Authority of Seller; Enforceability. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Colorado. Seller has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

Section 3.02 No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, by-laws or other organizational documents of Seller; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or the Purchased Assets; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which Seller is a party or to which any of the Purchased Assets are subject; or (d) result in the creation or imposition of any Encumbrance on the Purchased Assets. No consent, approval, waiver or authorization is required to be obtained by Seller from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby.

Section 3.03 Title to Purchased Assets. Seller owns and has good title to the Purchased Assets, free and clear of Encumbrances.

Section 3.04 Intellectual Property.

(a) “Intellectual Property” means any and all of the following in any jurisdiction throughout the world: (i) trademarks and service marks, including all applications and registrations and the goodwill connected with the use of and symbolized by the foregoing; (ii) copyrights, including all applications and registrations related to the foregoing; (iii) trade secrets and confidential know-how; (iv) patents and patent applications; (v) websites and internet domain name registrations; and (vi) other intellectual property and related proprietary rights, interests and protections (including all rights to sue and recover and retain damages, costs and attorneys’ fees for past, present and future infringement and any other rights relating to any of the foregoing).

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(b) Seller’s prior and current use of the Purchased IP has not and does not infringe, violate, dilute or misappropriate the Intellectual Property of any person or entity and there are no claims pending or threatened by any person or entity with respect to the ownership, validity, enforceability, effectiveness or use of the Purchased IP. No person or entity is infringing, misappropriating, diluting or otherwise violating any of the Purchased IP, and neither Seller nor any affiliate of Seller has made or asserted any claim, demand or notice against any person or entity alleging any such infringement, misappropriation, dilution or other violation.

(c) Schedule B lists all Intellectual Property included in the Purchased Assets (“Purchased IP”). Seller owns or has adequate, valid and enforceable rights to use all the Purchased IP, free and clear of all Encumbrances. Seller is not bound by any outstanding judgment, injunction, order or decree restricting the use of the Purchased IP, or restricting the licensing thereof to any person or entity. With respect to the registered Intellectual Property listed on Schedule B, (i) all such Intellectual Property is valid, subsisting and in full force and effect; and (ii) Seller has paid all maintenance fees and made all filings required to maintain Seller’s ownership thereof. For all such registered Intellectual Property, Schedule B lists (A) the jurisdiction where the application or registration is located; (B) the application or registration number; and (C) the application or registration date.

Section 3.05 Compliance With Laws Seller has complied, and is now complying, with all applicable federal, state and local laws and regulations applicable to ownership and use of the Purchased Assets.

Section 3.06 Legal Proceedings. There is no claim, action, suit, proceeding or governmental investigation (“Action”) of any nature pending or, to Seller’s knowledge, threatened against or by Seller (a) relating to or affecting the Purchased Assets; or (b) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

ARTICLE IV
Representations and warranties of buyer

Buyer represents and warrants to Seller that the statements contained in this ARTICLE IV are true and correct as of the date hereof. For purposes of this ARTICLE IV, “Buyer’s knowledge,” “knowledge of Buyer” and any similar phrases shall mean the actual or constructive knowledge of any director or officer of Buyer, after due inquiry.

Section 4.01 Organization and Authority of Buyer; Enforceability. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Colorado. Buyer has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

Section 4.02 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, by-laws or other organizational documents of Buyer; or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer. No consent, approval, waiver or authorization is required to be obtained by Buyer from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby.

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Section 4.03 Legal Proceedings. There is no Action of any nature pending or, to Buyer’s knowledge, threatened against or by Buyer that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

ARTICLE V
PRE-Closing Covenants

Section 5.01 Interim License.

(a) Subject to the terms and conditions of this Agreement, the Seller hereby grants to the Buyer during the period between the effective date hereof and the earlier of (a) the Closing or (b) termination of this Agreement pursuant to ARTICLE VIII an exclusive, royalty-free, non-transferable, non-sublicensable license to use the Purchased IP and the other Purchased Assets (the “Interim License”), for the purpose of developing up to ten (10) working prototypes demonstrating the viability of building an inconspicuous, portable, hand-held device that can reliably and in a manner superior to the performance and features of leading market competitors: (i) determine the user’s whereabouts, (ii) determine whether the user is adhering to the condition of the user’s release which prohibits the use of alcohol by notifying the user on a random basis that the user is to blow an alcohol test, (iii) determine whether the user is in fact the correct user, and (iv) record the results and store them for later retrieval by the user’s supervisor (“Proof of Concept”).

(b) As between the parties, Seller owns any improvement, enhancement, or other modification of or derivative work based on any of the Purchased IP made by or on behalf of Buyer (each, a “Modification”). Buyer shall immediately notify Seller of any Modification made by or on behalf of Buyer (each, a “Buyer Modification”). Buyer hereby assigns to Seller all of its right, title, and interest in and to all Buyer Modifications, including all rights to apply for any patents or other intellectual property registrations with respect to such Buyer Modifications and all enforcement rights and remedies for past, present, and future infringement thereof and all rights to collect royalties and damages therefor. All patent applications and applications for registration filed by Seller with respect to any such Buyer Modification and all patents or registrations issuing therefrom shall automatically be included in the Purchased IP, subject to the license granted to Buyer under Section 5.01(a), and shall be transferred to Buyer at Closing unless this Agreement is terminated pursuant to ARTICLE VIII. At the request of Seller, Buyer shall promptly execute and deliver such documents as may be necessary or desirable to effect and perfect the foregoing assignment of rights.

Section 5.02 Development of Proof of Concept. Beginning on the date hereof and ending on the earlier of the Closing or termination of this Agreement pursuant to ARTICLE VIII, Buyer shall devote its good faith best efforts (as determined by Buyer in its sole discretion) to such research and development activities as may be required to achieve Proof of Concept. Once Buyer believes it has achieved Proof of Concept, Buyer shall provide to Seller all materials required to support Proof of Concept (the “Support Materials”). Proof of Concept shall not be deemed achieved until affirmatively accepted by Seller at Seller’s sole discretion (“Acceptance of POC”).

Section 5.03 Additional Financing. Promptly but in no event more than thirty (30) days after receipt by Buyer of Acceptance of POC from Seller, Buyer shall use its commercially reasonable best efforts to enter into one or more financing transaction in order to raise an aggregate of at least $500,000 in net proceeds to Buyer for commercialization of the Purchased Assets and general working capital (the “Eligible Financing”).

Section 5.04 Certificate of Designation of Preferred Stock. Prior to Closing but in no case more than thirty (30) days after consummation of the Eligible Financing, Buyer shall file, with the Secretary of State of Colorado, a certificate of designation substantially in the form attached hereto as Exhibit A, setting forth the terms of a class of redeemable preferred stock (the “Redeemable Preferred Stock”).

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ARTICLE VI
Conditions to closing

Section 6.01 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s waiver, at or prior to the Closing, of each of the following conditions:

(a) The representations and warranties of Seller contained in ARTICLE III shall be true and correct in all respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct would not have a Material Adverse Effect.

(b) Seller shall have delivered the Transaction Documents duly executed by Seller.

(c) Seller shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing, including but not limited to its obligations under the covenants set forth in ARTICLE V.

Section 6.02 Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Seller’s waiver, at or prior to the Closing, of each of the following conditions:

(a) The representations and warranties of Buyer contained in ARTICLE IV shall be true and correct in all respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct would not have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby.

(b) Buyer shall have delivered the Transaction Documents duly executed by Buyer.

(c) Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing, including but not limited to its obligations under the covenants set forth in ARTICLE V.

(d) Buyer shall have delivered to Seller Proof of Concept reasonably satisfactory to Seller.

(e) Buyer shall have consummated the Eligible Financing.

(f) Buyer shall have delivered to Seller the Purchase Price, duly executed counterparts to the Transaction Documents (other than this Agreement) and such other documents and deliveries set forth in Section 2.02(b).

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ARTICLE VII
Post-Closing Conditions

Section 7.01 Redemption of Redeemable Preferred Stock. Buyer hereby agrees and covenants that Buyer shall take all actions, and execute any and all documents and instruments, reasonably required to redeem the Redeemable Preferred Stock pursuant to the terms thereof, upon any or all of the following events:

(a) Fifty percent (50%) of the Redeemable Preferred Stock shall be redeemed upon the consummation of one or more capital-raising transactions by the Buyer from which the Buyer receives aggregate gross proceeds of not less than US$2,000,000;

(b) An additional fifty percent (50%) of the Redeemable Preferred Stock (for a total of one hundred percent (100%) in the aggregate) shall be redeemed upon the consummation of one or more capital-raising transactions by the Buyer from which the Buyer receives aggregate gross proceeds of not less than US$3,000,000; provided, for the avoidance of doubt, that if the Buyer receives aggregate gross proceeds of $3,000,000 or more in a single capital-raising transaction, it shall fully redeem all outstanding shares of Redeemable Preferred Stock; and

(c) In any fiscal year following the first year in which the Buyer’s gross revenue is more than $500,000, to the extent there is Redeemable Preferred Stock that has not yet been redeemed pursuant to Section 7.01(a) or (b) above, Buyer shall redeem an amount of Redeemable Preferred Stock equal to fifteen percent (15%) of the Buyer’s Pre-Tax Net Income, with such redemption to occur within ninety (90) days after the end of such fiscal year. For purposes of this Section 7.01(c), “Pre-Tax Net Income” shall mean Buyer’s net income before provision for taxes.

Section 7.02 Non-Competition; Non-Solicitation.

(a) For a period of ten (10) years commencing on the Closing Date (the "Restricted Period"), neither Buyer nor Seller shall, nor shall permit any of its Affiliates to, directly or indirectly, (i) engage in or assist others in engaging in any business activity that competes directly with the business of the other party (a “Competitive Business Activity”); (ii) have an interest in any business entity that engages directly or indirectly in a Competitive Business Activity in any capacity, including as a partner, shareholder, member, employee, principal, agent, trustee or consultant; or (iii) cause, induce or encourage any material actual or prospective client, customer, supplier or licensor of the other party (including any existing or former client or customer of the other party and any business entity that becomes a client or customer of the other party after the Closing), or any other business entity that has a material business relationship with the other party, to terminate or modify any such actual or prospective relationship. Notwithstanding the foregoing, the parties may own, directly or indirectly, solely as an investment, securities of any company traded on any national securities exchange if such party does not control, nor is a member of a group which controls, such public company and does not, directly or indirectly, own 5% or more of any class of securities of such person.

(b) During the Restricted Period, neither party shall, and nor shall such party permit any of its affiliates to, directly or indirectly, hire or solicit any person who is employed by the other party, or encourage any such employee to leave such employment or hire any such employee who has left such employment, except pursuant to a general solicitation which is not directed specifically to any such employees; provided, that nothing in this Section 7.02 (b) shall prevent Seller or any of its Affiliates from hiring (i) any employee whose employment has been terminated by Buyer or (ii) after 180 days from the date of termination of employment, any employee whose employment has been terminated by the employee.

(c) The parties acknowledge that a breach or threatened breach of this Section 7.02 would give rise to irreparable harm to the other party, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by either party of any such obligations, the other party shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to seek equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

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Section 7.03 Further Assurances. Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the documents to be delivered hereunder.

ARTICLE VIII
Termination

Section 8.01 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of Seller and Buyer;

(b) by Buyer by written notice to Seller if:

(i) Buyer is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Seller pursuant to this Agreement that would give rise to the failure of any of the conditions specified in ARTICLE VI and such breach, inaccuracy or failure cannot be cured by Seller within sixty (60) days from the date from which such written notice is given; or

(ii) any of the conditions set forth in Section 6.01 or Section 6.02 shall not have been fulfilled by June 1, 2023 (the “Drop Dead Date”), unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;

(c) by Seller by written notice to Buyer if:

(i) Seller is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in ARTICLE VI and such breach, inaccuracy or failure cannot be cured by Buyer by the Drop Dead Date; or

(ii) any of the conditions set forth in Section 6.02 shall not have been fulfilled by the Drop Dead Date, unless such failure shall be due to the failure of Seller to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or

(d) by Buyer or Seller in the event that:

(i) there shall be any law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited; or

(ii) any governmental authority shall have issued a governmental order restraining or enjoining the transactions contemplated by this Agreement, and such governmental order shall have become final and non-appealable.

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Section 8.02 Effect of Termination. In the event of the termination of this Agreement in accordance with this Article,

(a) this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except:

(i) as set forth in this ARTICLE VIII and ARTICLE IX hereof; and

(ii) that nothing herein shall relieve any party hereto from liability for any intentional breach of any provision hereof; and

(b) the Interim License shall terminate immediately and Buyer shall return or destroy (at Seller’s option) any Purchased IP and/or Purchased Assets in Buyer’s possession, including, for the avoidance of doubt, any Modifications.

ARTICLE IX
MISCELLANEOUS

Section 9.01 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 9.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

If to Seller:	Lifeloc Technologies, Inc. 12441 West 49th Ave Unit #4 Wheat Ridge, CO 80033 E-mail: waynew@lifeloc.com Attention: Wayne Willkommkomm
With a copy, via email, to:	vdkvdk@aol.com
If to Buyer:	Probation Tracker, Inc. 12441 West 49th Ave Unit #4 Wheat Ridge, CO 80033 E-mail: vdkvdk@aol.com Attention: Vern D. Kornelsen
With a copy, via email, to:	waynew@lifeloc.com

Section 9.03 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

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Section 9.04 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 9.05 Entire Agreement. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and the documents to be delivered hereunder, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 9.06 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 9.07 No Third-party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 9.08 Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

Section 9.09 Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 9.10 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction).

Section 9.11 Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of Colorado in each case located in the city and county of Denver, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

Section 9.12 Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 9.13 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

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Section 9.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Lifeloc Technologies, Inc.
By: /s/ Wayne R. Willkomm Name: Wayne R. Willkomm, Ph.D. Title: Chief Executive Officer
Probation Tracker, Inc.
By: /s/ Vern D. Kornelsen Name: Vern D. Kornelsen Title: Chief Financial Officer

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